                                                                   EXHIBIT 4-AB

                   SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

         THIS SIXTH AMENDMENT dated as of March 13, 2003 (this "Amendment") amends the Participation Agreement dated as of April 30, 1998 (as previously amended, the "Participation Agreement") by and among MARYGREEN, LLC, a Delaware limited liability company, as the Lessee (together with any permitted successors and assigns, the "Lessee"); TRUSERV CORPORATION, a Delaware corporation, as the Lessee Agent, Construction Agent and Guarantor (in its capacity as Lessee Agent, the "Lessee Agent"; in its capacity as Construction Agent, the "Construction Agent"; and in its capacity as Guarantor, the "Guarantor"); TRUSERV 1998 TRUST, a Delaware business trust, as the Lessor Trust (the "Lessor Trust"); WILMINGTON TRUST COMPANY, a Delaware banking corporation, individually as set forth herein and as Trustee under the Lessor Trust ("Owner Trustee"); BMO GLOBAL CAPITAL SOLUTIONS, INC., a Delaware corporation formerly known as BMO Leasing (U.S.), Inc., as a Certificate Holder (together with any permitted successors and assigns thereto, each a "Certificate Holder" and collectively the "Certificate Holders"); BMO GLOBAL CAPITAL SOLUTIONS, INC., a Delaware corporation formerly known as BMO Leasing (U.S.), Inc., as Agent Certificate Holder for the Certificate Holders (in such capacity, the "Agent Certificate Holder"); BANK OF MONTREAL, a Canadian banking organization ("BMO"), and the other various financial institutions as are or may from time to time become lenders (the "Lenders") under the Loan Agreement; and BMO as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders and as Arranger (in such capacity, the "Arranger"). Terms defined in the Participation Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Lessee, the Guarantor, the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders, the Administrative Agent and the Arranger have entered into the Participation Agreement; and

         WHEREAS, the parties hereto desire to amend the Participation Agreement and Appendix A to the Participation Agreement as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Amendment to Participation Agreement and Appendix A. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Participation Agreement and Appendix A shall be amended in accordance with this Section:

         Section 1.1. The definition of "Existing Credit Agreement" appearing in Appendix A is hereby amended by inserting the following phrase at the end thereof: "and the Second Amendment thereto dated as of March 13, 2003."

         Section 1.2. The definition of "Maturity Date" appearing in Appendix A is hereby amended in its entirety to read as follows: "Maturity Date" means with respect to the Loans and the Certificate Holder Amounts, the earlier of (a) December 31, 2003 and (b) the date on which the Existing Credit Agreement is paid in full. Notwithstanding anything to the contrary in any

Operative Document, the period between April 30, 2003 and the Maturity Date, as amended above, shall be deemed to be a "Renewal Term" for purposes of the Operative Documents.

         Section 1.3. Administrative Agent and each of the Participants hereby approve, for purposes of Section G of Appendix A, the new definitions and amendments to definitions set forth in the Existing Credit Agreement and such new definitions and changes to definitions shall be incorporated in Appendix A.

         Section 1.4. Section 4.4(e) is hereby amended by deleting the phrase "on each Scheduled Payment Date" and replacing it with "on the last day of March, June, September and December hereafter."

         Section 1.5. The table set forth in Section 10.2(a) is amended in its entirety to read as follows:



Fiscal quarter ending on or about           Minimum Fixed Charge Coverage Ratio
---------------------------------           -----------------------------------
December 31, 2002                                       0.70 to 1
March 31, 2003                                          0.76 to 1
June 30, 2003                                           0.73 to 1
September 30, 2003                                      0.68 to 1
December 31, 2003                                       1.01 to 1
March 31, 2004                                          1.10 to 1
June 30, 2004                                           1.00 to 1

         Section 1.6. The table set forth in Section 10.2(n) is amended in its entirety to read as follows:



Fiscal quarter ending on or about           Minimum Interest Coverage Ratio
---------------------------------           -------------------------------
December 31, 2002                                       1.75 to 1
March 31, 2003                                          1.65 to 1
June 30, 2003                                           1.75 to 1
September 30, 2003                                      1.85 to 1
December 31, 2003                                       2.32 to 1
March 31, 2004                                          2.58 to 1
June 30, 2004                                           2.74 to 1


         Section 1.7. The table set forth in Section 10.2(o) is amended in its entirety to read as follows:



Twelve Month Period ending on or about              Minimum Amount
--------------------------------------              --------------
December 31, 2002                                   $1,975,000,000

January 31, 2003                                    $1,834,400,000
February 28, 2003                                   $1,795,700,000
March 31, 2003                                      $1,750,700,000
April 30, 2003                                      $1,737,300,000
May 31, 2003                                        $1,750,900,000
June 30, 2003                                       $1,737,600,000
July 31, 2003                                       $1,728,800,000
August 31, 2003                                     $1,724,800,000
September 30, 2003                                  $1,725,400,000
October 31, 2003                                    $1,728,000,000
November 30, 2003                                   $1,709,100,000
December 31, 2003                                   $1,702,900,000
January 31, 2004                                    $1,700,000,000
February 29, 2004                                   $1,697,600,000
March 31, 2004                                      $1,694,500,000
April 30, 2004                                      $1,690,300,000
May 31, 2004                                        $1,682,900,000
June 30, 2004                                       $1,676,300,000


         Section 1.8. The table set forth in Section 10.2(q) is amended in its entirety to read as follows:



Twelve Month Period ending on or about              Minimum Adjusted EBITDA
--------------------------------------              -----------------------
December 31, 2002                                       $100,000,000
January 31, 2003                                         $97,200,000
February 28, 2003                                        $92,400,000
March 31, 2003                                           $87,400,000
April 30, 2003                                           $87,100,000
May 31, 2003                                             $83,900,000
June 30, 2003                                            $78,400,000
July 31, 2003                                            $72,900,000
August 31, 2003                                          $70,300,000
September 30, 2003                                       $68,200,000
October 31, 2003                                         $67,100,000
November 30, 2003                                        $66,000,000
December 31, 2003                                        $68,800,000
January 31, 2004                                         $69,400,000
February 29, 2004                                        $70,100,000
March 31, 2004                                           $73,700,000
April 30, 2004                                           $71,600,000
May 31, 2004                                             $71,700,000
June 30, 2004                                            $73,000,000

         Section 1.9. The Participants agree that notwithstanding anything to the contrary set forth in the Participation Agreement or any other Operative Document, all payments of principal (heretofore and hereafter made) on the Lease Balance other than from proceeds of the sale of the Property shall be first applied to the Loans until the Loans are paid in full and thereafter to the Certificate Holder Amounts.

         Section 2. Fixed Rent. The Agent Certificate Holder and the Lessee hereby agree that, notwithstanding anything to the contrary contained in any Operative Document, the Fixed Rent shall remain the amount set forth on Schedule III to the Lease Supplement during the Renewal Term.

         Section 3. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Participants that, after giving effect hereto, (a) each representation and warranty (as amended hereby) set forth in Section 8.2 of the Participation Agreement (except for those set forth in Sections 8.2(j), 8.2(l), 8.2(q) and 8.2(t)), is true and correct as of the date of the execution and delivery of this Amendment by the Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), provided that the representations and warranties contained in Section 8.2(n) shall be deemed to be made in light of the letter dated August 26, 2002 by the Guarantor to each of the Benefited Parties (as defined in the Intercreditor Agreement) and (b) no Event of Default or Unmatured Event of Default exists.

         Section 4. Effectiveness. The amendments set forth in Section 1 above shall become effective on the date (the "Amendment Effective Date") when the Administrative Agent shall have received (a) to the extent then billed, all costs and expenses of the Administrative Agent in connection with this Amendment (including reasonable attorneys' fees and charges and all costs, expenses and charges for a field examination) and (b) counterparts of this Amendment executed by the Guarantor, the Lessee and the Required Participants

         Section 5. Miscellaneous.

         Section 5.1. Continuing Effectiveness, etc. As herein amended, the Participation Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Participation Agreement and the other Operative Documents to "Participation Agreement", or similar terms shall refer to the Participation Agreement, as amended hereby.

         Section 5.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         Section 5.3. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois.

         Section 5.4. Successors and Assigns. This Amendment shall be binding upon the Lessee, the Guarantor, the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders, the Administrative Agent and the Arranger and their respective successors and assigns, and shall inure to the benefit of the Lessee, Guarantor the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders and the Administrative Agent and the respective successors and assigns of the Lessor Trust, the Owner Trustee, the Certificate Holders, the Agent Certificate Holder, the Lenders and the Administrative Agent.

         Section 5.5. Participation of Guaranty. By execution of this Amendment, Guarantor hereby restates, ratifies and reaffirms in full its obligations under the Guaranty.

         Section 5.6. Consents. Notwithstanding any provision in the Operative Documents to the contrary, each signatory hereto hereby consents to the Second Amendment to the Existing Credit Agreement and to the amendments to the Financing Agreements set forth as Exhibits B and C thereto.

         Section 5.7. Further Assurances. Upon the request of the Required Participants, the Guarantor agrees to provide and cause its Subsidiaries to provide to the Participants such additional amendments, consents, reaffirmations and ancillary documentation as is necessary or advisable, in the sole reasonable discretion of the Required Participants, to ensure that the Collateral Documents are in full force and effect in all respects.

         Delivered at Chicago, Illinois, as of the day and year first above written.


                                         TRUSERV CORPORATION, as Lessee Agent,
                                           Construction Agent and Guarantor

                                         By : /s/ BARBARA L. WAGNER
                                              ---------------------------------
                                              Its Vice President



                                         MARYGREEN, LLC, as Lessee

                                         By:  TruServ Corporation, its sole
                                              member


                                         By : /s/ BARBARA L. WAGNER
                                              ----------------------------------
                                              Its Vice President


                                         BMO GLOBAL CAPITAL SOLUTIONS, INC.,
                                           formerly known as BMO Leasing (U.S.),
                                           Inc., as Agent Certificate Holder and
                                           as a Certificate Holder

                                         By : /s/ MICHAEL P. JOYCE
                                              ----------------------------------
                                              Its President


                                         BANK OF MONTREAL, as Administrative
                                           Agent, Arranger and as a Lender

                                         By : /s/ JACK J. KANE
                                              ---------------------------------
                                              Its Vice President


                                         WILMINGTON TRUST COMPANY, not in its
                                              individual capacity, except as
                                              expressly provided herein, but
                                              solely as Owner Trustee

                                         By : /s/ MONICA M. HENRY
                                              ----------------------------------
                                              Its Senior Financial Services
                                              Officer


                                         TRUSERV 1998 TRUST, as Lessor Trust

                                         By:  Wilmington Trust Company, not in
                                                its individual capacity but
                                                solely as Owner Trustee

                                         By : /s/ MONICA M. HENRY
                                              ---------------------------------
                                              Its Senior Financial Services
                                              Officer



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